EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of RTG Ventures, Inc.

         We consent to the incorporation by reference in this Registration Statement of RTG Ventures, Inc., on Form S-8 of our report dated December 27, 2004, relating to the financial statements of RTG Ventures, Inc. appearing in the Annual Report on Form 10-KSB of RTG Ventures, Inc. for the year ended August 31, 2004.


/s/ Sherb & Co., LLP.
Sherb & Co., LLP.

New York, New York

January 25, 2005